EXHIBIT 32

CALAIS RESOURCES INC.

Certification pursuant to 18 U.S.C. §1350
Principal Executive Officer

     To my knowledge: the annual report on Form 10-KSB for the year ended May 31, 2004, containing financial statements for the year then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Calais Resources Inc. for the periods presented.

September 13, 2004

/s/ Thomas S. Hendricks
Thomas S. Hendricks, Chief Executive
Officer

Certification pursuant to 18 U.S.C. §1350
Principal Financial Officer

     To my knowledge: the annual report on Form 10-KSB for the year ended May 31, 2004, containing financial statements for the year then ended, fully complies with the requirements of Section 13(a) of the Securities Act of 1934; and the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of Calais Resources Inc. for the periods presented.

September 13, 2004

/s/ Matt Witt
Matt Witt, Chief Financial Officer